UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2006

PLC Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Park, Franklin, Massachusetts		02038
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 541-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 6, 2006, PLC Systems Inc. (the “Registrant”) and Edwards Lifesciences Corporation (“Edwards”) agreed to further amend that certain Shareholders Agreement, dated as of January 9, 2001, by and between the Registrant and Edwards, as amended on February 24, 2004, to provide that, among other things, (i) Edwards would relinquish its right to nominate a designee to the Registrant’s Board of Directors and (ii) the Registrant and Edwards would extend their voting agreement to January 9, 2007.

Edwards is the Registrant’s exclusive distributor for transmyocardial revascularization products in the United States and the Registrant’s largest customer.  The Registrant also manufactures the Optiwave 980 laser under a supply agreement with Edwards.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Donald E. Bobo, Jr., Edwards’ designee to the Registrant’s Board of Directors, resigned from the Board of Directors on April 3, 2006.  Mr. Bobo was a member of the Registrant’s Nominating and Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS INC.

Date: April 7, 2006	By:	/s/ James G. Thomasch
James G. Thomasch, Senior Vice President, Finance and Administration and Chief Financial Officer